UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 18, 2006
ALION SCIENCE AND TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 West 35th Street	1750 Tysons Boulevard
Chicago, IL 60616	Suite 1300
(312) 567-4000	McLean, VA 22102
(703) 918-4480

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 18, 2006, pursuant to the terms of that certain Incremental Term Loan Assumption Agreement and Amendment No. 2, dated as of March 24, 2006, between Alion Science and Technology Corporation (the “Company”), Credit Suisse, acting through its Cayman Islands branch (“CS”) and certain other parties and as amended as of April 21, 2006 (as amended, the “Amendment Agreement No. 2”), the Company borrowed a total of $15 million in additional terms loans repayable (the “Borrowing”) in accordance with the terms of the Credit Agreement dated as of August 2, 2004 by and among the Company, CS, and certain other parties, as amended (the “Credit Agreement”). The Company’s obligations in connection with the Borrowing became effective as of May 18, 2006.
A copy of the Amendment Agreement No. 2 is attached to the Company’s Current Report on Form 8-K dated March 29, 2006, as Exhibit 10.65, and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Amendment Agreement No. 2 and the transactions contemplated thereby is not intended to be complete, and it is qualified in its entirety by the complete text of the Amendment Agreement No. 2 and the Credit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 7, 2006

ALION SCIENCE AND TECHNOLOGY CORPORATION

By:	/s/ John M. Hughes
Name:	John M. Hughes
Title:	Chief Financial Officer

3